EXHIBIT 5


              [LETTERHEAD OF ANNIS, MITCHELL, COCKEY, EDWARDS & ROEHN, P.A.]

                                September 1, 1998

Divot Golf Corporation
201 N. Franklin Street
Suite 200
Tampa, Florida  33601

Re:   REGISTRATION STATEMENT ON FORM S-8 REGARDING DIVOT GOLF CORPORATION
      1994 STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN AND 1998 STOCK OPTION PLAN

Gentlemen:

We have served as counsel for DIVOT GOLF CORPORATION, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,600,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants of the above-referenced plans (the "Plans"), pursuant to the Company's Registration Statement on Form S-8 relating thereto (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records, and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares as we have deemed necessary and appropriate.

Based upon the foregoing, and having regard for such legal considerations we have deemed relevant, it is our opinion that:

            1. The Shares have been duly authorized.

            2. Upon issuance, sale, and delivery of the Shares as contemplated in the Registration Statement and the Plans, the Shares will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement

                                Very truly yours,

                                  ANNIS, MITCHELL, COCKEY, EDWARDS & ROEHN, P.A.


                                    By: /S/ JOSEPH W. N. RUGG
                                       ----------------------
                                        Joseph W.N. Rugg
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